Exhibit 99.1

To the Board of Directors

Edison Minit-Charger

Irvine, California

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheet of Edison Minit-Charger and Subsidiary as of December 31, 2006 and the related consolidated statements of operations, equity, and cash flows for the year then ended.  Edison Minit-Charger’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  Our audit of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Edison Minit-Charger and Subsidiary as of December 31, 2006 and the results of its consolidated operations, equity, and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Weaver & Martin, LLC

Kansas City, Missouri

December 27, 2007

Edison Minit-Charger

Consolidated Balance Sheet

December 31, 2006

Assets:
Current assets:
Cash	$497,775
Accounts Receivables, net of allowance for doubtful accounts of $3,946	956,424
Taxes receivable	35,530
Inventory, net of allowance for obsolete inventory of $100,000	1,736,850
Prepaid & other assets	68,896
3,295,475

Property, plant, and equipment:
Fixed Assets	667,077
Accumulated Depreciation	(405,910)
261,167

Total Assets	$3,556,642

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$543,060
Accrued liabilities	493,780
1,036,840

Equity:
Contributed capital	5,913,769
Retained earnings	(3,353,258)
Accumulated foreign currency transalation adjustment	(40,709)
2,519,802
Total liabilities & equity	$3,556,642

The accompanying notes are an integral part of these financial statements.

Edison Minit-Charger

Consolidated Statement of Operations

For the Year ended December 31, 2006

Revenue:
Equipment sales	$2,704,705
Part sales	403,641
Other revenue	90,771
Total revenues	3,199,117

Cost of goods sold:
Equipment sales	1,312,531
Part sales	292,563
Other costs of goods	250,624
Total Cost of Goods Sold	1,855,717

Gross profit	1,343,400

Expenses :
Depreciation	106,167
General & Administrative expenses	3,440,860
Total Expenses	3,547,027

Operating (loss)	(2,203,627)

Other income (expenses):
Interest income	111,882
Other income	19,451
131,333

(Loss) before taxes	(2,072,294)

Provision for income tax	—

Net (loss)	(2,072,294)

Foreign currency adjustment	(57,099)

Net comprehensive (loss)	$(2,129,394)

The accompanying notes are an integral part of these financial statements.

Edison Minit-Charger

Consolidated Statement of Equity

For the Year Ended December 31, 2006

			Accumulated
			Foreign Currency
	Contributed	Retained	Translation
	Capital	Earnings	Adjustment	Total
Balances at December 31, 2005	$3,134,168	$(1,280,964)	$16,390	$1,869,594

Capital contributed	2,779,601	—	—	2,779,601

Foreign currency translation adjustment	—	—	(57,099)	(57,099)

Net loss for year ended December 31, 2006	—	(2,072,294)	—	(2,072,294)

Balances at December 31, 2006	$5,913,769	$(3,353,258)	$(40,709)	$2,519,802

The accompanying notes are an integral part of these financial statements.

Edison Minitcharger

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2006

Cash flows from operating activities:
Net (loss)	$(2,072,295)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Amortization and depreciation	106,167
Changes in assets and liabilities:
Accounts receivable	188,169
Prepaid expenses	(43,934)
Inventories	(881,399)
Taxes Receivable	23,920
Other Receivable	1,014
Accounts payable	86,090
Accrued liabilities	(300,572)
Accrued Taxes	58,512
Net cash (used in) operating activities	(2,834,328)

Cash flows from investing activities:
Purchase of fixed assets	(160,106)
Net cash (used in) investing activities	(160,106)

Cash flows from financing activities:
Contributed Capital	2,779,601
Net cash provided by financing activities	2,779,601

Net increase (decrease) in cash and cash equivalents	(214,833)

Effect of exchange rate changes on cash and cash equivalents	(57,099)

Cash and cash equivalents - December 31, 2005	769,707

Cash and cash equivalents - December 31, 2006	$497,775

Supplemental disclosures:
Interest paid	$—
Taxes paid	$—

The accompanying notes are an integral part of these financial statements.

Edison Minit-Charger and Subsidiary

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2006

Note 1 — Basis of Presentation

Edison Minit-Charger and Subsidiary consists of certain assets of Edison Source, a division of Edison International, directly related to the Minit-Charger product line and 100% of Edison Source Norvik, its Canadian subsidiary, which manufactures and sells the “Minit-Charger®” brand of fast battery re-chargers for forklifts.  Edison Minit-Charger (the “Company”) was started in 1998 to design, manufacture and sell fast battery re-chargers for forklifts.  Substantially all production of the Company’s products is preformed in Canada by its subsidiary.  Since inception in 1998, Minit-Charger products have been sold in the United States and Canada.

The accompanying consolidated financial statements include the accounts of Edison Source directly related to the Minit-Charger product line and 100% of Edison Source Norvik, its Canadian subsidiary. All inter-company accounts and transactions have been eliminated in the consolidated financial statements.

The U.S. dollar is the reporting currency for all domestic operations, foreign operations, and the foreign subsidiary. Foreign exchange gains and losses, which result from the process of re-measuring foreign currency financial statements into U.S. dollars, are included in the statements of income and comprehensive income.

Note 2 — Accounting policies and procedures

Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

Concentration of Credit Risk — Financial instruments which potentially expose the Company to a concentration of credit risk principally consist of cash and accounts receivable. The Company’s cash is maintained with two well-established and reputable financial institutions. The Company generally does not require cash collateral or other security from its customers to support customer receivables.

Revenue Recognition — The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectibility is reasonably assured.  The Company recognizes revenues on product sales, based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provide information with respect to the product or service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time of shipment of the product to the customer.

Management periodically reviews all product returns and evaluates the need for establishing either a reserve for product returns or a product warranty liability. As of December 31, 2006, management has concluded that a reserve for product returns is not required.  Management has concluded that a warranty reserve liability is required as of December 31, 2006.

Warranty reserve — Based on sales, historical failure rates, and average repair costs on previous warranty repairs, management accrues a warranty reserve liability when revenue from product sales are recorded.  All repair expenses on warranty repairs are offset against the warranty reserve liability.  As of December 31, 2006, the warranty reserve liability is $180,767 and is included in accrued liabilities on these financial statements.

Cash and cash equivalents — For the purpose of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  There were no cash equivalents as of December 31, 2006.

Advertising costs — The Company expenses all costs of advertising as incurred.  Advertising costs included in general and administrative expenses for the years ended December 31, 2006 was $52,763.

Accounts Receivable — Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable, however, changes in circumstances relating to accounts receivable may result in a requirement for additional allowances in the future. The Company determines the allowance based on historical write-off experience, current market trends and, for larger accounts, the ability to pay outstanding balances. The Company continually reviews its allowance for doubtful accounts. Past due balances over 90 days and higher risk amounts are reviewed individually for collectibility. Account balances are charged against the allowance after all collection efforts have been exhausted and the potential for recovery is considered remote.  As of December 31, 2006, the allowance for doubtful accounts is $3,946.

Inventories — Inventories are stated at the lower of standard cost (which approximates first-in, first- out) or market.  A reserve for obsolete inventory is recorded and evaluated by management periodically.  As of December 31, 2006, the reserve for obsolete inventory is $100,000.

Property and Equipment — Property and equipment are stated at historical cost net of accumulated depreciation and amortization. Minor additions and renewals are expensed in the year incurred.  Major additions and renewals are capitalized and depreciated over their estimated useful lives.  When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  Depreciation is provided using the straight-line method over estimated useful lives of three to ten years.

Impairment of long-lived assets — The Company has adopted the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the disposal of long-lived assets and supersedes SFAS No.

121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” The adoption of this statement did not have a material effect on the Company’s results of operations or financial condition.

Management regularly reviews property, equipment and other long-lived assets for possible impairment. This review occurs quarterly, or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If there is indication of impairment, then management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. Management believes that the accounting estimate related to impairment of its property and equipment, is a “critical accounting estimate” because: (1) it is highly susceptible to change from period to period because it requires management to estimate fair value, which is based on assumptions about cash flows and discount rates; and (2) the impact that recognizing an impairment would have on the assets reported on our balance sheet, as well as net income, could be material. Management’s assumptions about cash flows and discount rates require significant judgment because actual revenues and expenses have fluctuated in the past and are expected to continue to do so.

Research and development costs — Research and development costs are charged to expense when incurred.

Income taxes — The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.  As of December 31, 2006, a valuation allowance reduces all such deferred tax assets to $0.  There are no deferred tax liabilities as of December 31, 2006.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

General and administrative expenses — The significant components of general and administrative expenses consists of payroll, meals and entertainment expenses, legal and professional fees, outside services, office supplies, postage, utilities, sales commissions, and travel expenses.

Dividends — The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Year end — The Company has adopted December 31 as its fiscal year end.

Note 3 — Inventory

Inventory consisted of the following as of December 31, 2006:

Raw materials	1,782,560
Work-in-process	54,290
1,836,850

Less allowance for obsolescence	100,000
1,736,850

Note 4 — Fixed Assets

Property and equipment consists of the following as of December 31, 2006:

Equipment	581,909
Furniture and fixtures	23,689
Leasehold Improvements	61,479
667,077

Less: accumulated depreciation	405,910
261,167

Depreciation expense for the year ended December 31, 2006 was $106,167.

Note 5 — Debt and interest expense

During the year ended December 31, 2006, the Company did not have any outstanding debt balances and therefore no interest expense was accrued or paid.

Note 6 — Equity

During the year ended December 31, 2006, the Company was provided $2,779,601 by Edison International for funding of general operations.  This amount is recorded as a contribution of capital.  Total capital contributed as of December 31, 2006 was $5,913,769.

Foreign exchange gains and losses, which result from the process of re-measuring foreign currency financial statements into U.S. dollars, are included in the statements of income and comprehensive income as of and for the year ended December 31, 2006.  The foreign currency adjustment for the year ended December 31, 2006 was a $57,099 expense and the accumulated foreign currency translation adjustment as of December 31, 2006 was ($40,709).

There are no outstanding stock issuances, options, or warrants as of December 31, 2006.

Note 7 — Lease commitments

The Company leases two facilities in Mississauga, Ontario, Canada for its main office and its manufacturing facility. Both leases expire on May 31, 2008 and require total monthly rent of approximately $13,000.  The minimum future obligation under these two leases is $156,320 for the year ended December 31, 2007 and $65,921 for the year ended December 31, 2008 for a total of $222,241.

Total rental expense was approximately $225,580 for the year ended December 31, 2006.  Rental expense for the year ended December 31, 2006 includes the monthly rent and associated taxes, common area maintenance, and insurance.

Note 8 — Subsequent events

On December 6, 2007, the Minit-Charger product line along with certain assets and liabilities of the Company were sold to Ecotality, Inc, through it wholly owned subsidiary, Electric Transportation Engineering Corporation.